UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35663	03-0552903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27200 West Agoura Road,

Calabasas, California 91301

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2013, KYTHERA Biopharmaceuticals, Inc. (“KYTHERA” or the “Company”) announced that Frederick Beddingfield, III, M.D., Ph.D., age 48, has been appointed as its Chief Medical Officer effective as of March 23, 2013.  Dr. Beddingfield, a board-certified dermatologist, joins KYTHERA from Allergan, Inc., a multi-specialty health care company, which he joined in 2003 and has served as Vice President and Global Therapeutic Area Head of Dermatology and Aesthetics since August 2005, as well as Chief Medical Officer of Allergan Medical from August 2008 through December 2010. Since 2001, Dr. Beddingfield has also served as an Assistant Clinical Professor of Medicine, Division of Dermatology, at the David Geffen School of Medicine at UCLA. Dr. Beddingfield received his M.D. from the University of North Carolina at Chapel Hill and a Bachelor of Arts in Psychology from North Carolina State University in Raleigh, N.C.  In addition, Dr. Beddingfield holds a Ph.D. in Policy Analysis from the RAND Graduate School of Policy Studies.

Pursuant to the terms of an employment agreement entered into between Dr. Beddingfield and KYTHERA (the “Employment Agreement”), Dr. Beddingfield will receive an annual base salary of $385,000. Dr. Beddingfield is also eligible to receive an annual incentive cash bonus targeted at 35% of his actual annual base salary, with the payment amount dependent on the extent to which corporate goals and individual performance objectives set by KYTHERA are achieved.  Under the Employment Agreement, KYTHERA will pay Dr. Beddingfield a $50,000 signing bonus on the first pay period following his commencement of employment, which is subject to repayment in full if he voluntarily leaves the Company within his first year of employment.  The Company will also pay Dr. Beddingfield a $50,000 retention bonus on the first payroll date after the first anniversary of his start date, which is subject to repayment if Dr. Beddingfield voluntarily leaves the Company within his second year of employment.

Additionally, pursuant to the Employment Agreement, the Company has agreed, subject to approval by the Company’s Board of Directors, to grant Dr. Beddingfield an option to purchase 125,000 shares of the Company’s common stock (the “Option Award”) with an exercise price equal to the closing price of the Company’s common stock as listed on The NASDAQ Global Select Market on the date of grant.  Subject to the approval by the Company’s Board of Directors, Dr. Beddingfield will also be granted 50,000 shares of restricted stock (the “Stock Award” and, together with the Option Award, the “Equity Awards”). The Equity Awards will be granted under the Company’s 2012 Equity Incentive Award Plan. The Stock Award will vest in three installments with twenty-five percent (25%) of the shares vesting on each of the first and second anniversaries of Dr. Beddingfield’s start date, and the remaining fifty percent (50%) of shares vesting on his third anniversary of his start date, provided, that upon FDA approval of a new drug application (NDA) for ATX-101 the vesting of any unvested portion of the Stock Award will immediately accelerate, subject to continued employment through such dates.  Sixty percent (60%) of the shares subject to the Option Award, or 75,000 shares, will vest over a period of four years, with twenty-five (25%) percent of such shares vesting on the first anniversary of Dr. Beddingfield’s start date and the remaining shares vesting in equal monthly installments over the following three years. Forty percent (40%) of the shares subject to the Option Award, or 50,000 shares, will vest as follows: twenty percent (20%) of such shares, or 10,000 shares, on the date of release of clinical data from the Company’s ongoing U.S. Phase III clinical trials of ATX-101, an additional twenty percent (20%) of such shares, or 10,000 shares, on the date of acceptance by the FDA of a NDA for ATX-101, and the remaining shares will vest on FDA approval of a NDA for ATX-101, provided that, any unvested portion of the Option Award shall fully vest on the fourth anniversary of Dr. Beddingfield’s start date irrespective of achievement of any of the foregoing performance goals. The vesting of all Equity Awards is subject to continued employment through the applicable vesting date. The Option Award will terminate 10 years from the date of grant.

Dr. Beddingfield will also be entitled to certain change of control and severance benefits pursuant to the terms of the Employment Agreement. In the event of a Change of Control (as defined in the Employment Agreement) fifty percent (50%) of Dr. Beddingfield’s unvested equity awards will immediately vest and become exercisable and, if not vested earlier, the remaining fifty percent (50%) of the unvested equity awards will vest on the first anniversary of the Change of Control. In the event Dr. Beddingfield’s employment with the Company is terminated by the Company without Cause or he resigns for Good Reason (in each case, as defined in the Employment Agreement) during the one month period prior to or eighteen month period following the consummation of a Change of Control, Dr. Beddingfield will be entitled to (a) a lump sum payment equal to twelve months of his then-effective base salary, (b) reimbursement by the Company of up to twelve months COBRA premiums, (c) a payment equal to 100% of the Company contribution for the year of termination for any healthcare savings account in which Dr. Beddingfield participates and (d) the acceleration of vesting and exercisability of all of his then-outstanding unvested equity awards. In the event Dr. Beddingfield’s employment with the Company is terminated by the Company without Cause or he resigns for Good Reason more than one month prior to a Change of Control or more than eighteen months after a Change of Control, Dr. Beddingfield will be entitled to (a) a lump sum payment equal to six months of his then-effective base salary, (b) reimbursement by the Company of up to six months COBRA premiums and (c) a payment equal to 50% of the Company contribution for the year of termination for any healthcare savings account in which Dr. Beddingfield participates. The receipt of the severance benefits described above is conditioned upon Dr. Beddingfield’s timely execution and nonrevocation of a release in favor of and satisfactory to the Company.

Dr. Beddingfield entered into the Employment Agreement on March 6, 2013, which is effective as of March 23, 2013, succeeding Dr. Patricia Walker as the Company’s Chief Medical Officer. Dr. Walker’s separation from the Company is effective as of March 22, 2013.

The foregoing description of the material terms of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K. A copy of the press release announcing Dr. Beddingfield’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated March 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2013	KYTHERA BIOPHARMACEUTICALS, INC.

	By:	/s/ Keith R. Leonard, Jr.
Keith R. Leonard, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 12, 2013.